UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2013

Littelfuse, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8755 West Higgins Road, Suite 500
Chicago, IL 60631

 (Address of principal executive offices)

Registrant’s telephone number, including area code:
(773) 628-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2013, Littelfuse, Inc. (the “Company”) entered into a definitive stock purchase agreement (the “Purchase Agreement”) with Key Safety Systems, Inc. (“Key Safety Systems”) to acquire all of the issued and outstanding shares of Hamlin, Incorporated and Hamlin Mexico (together with Hamlin, Incorporated, “Hamlin”) for $145 million in cash, subject to certain working capital adjustments (the “Transaction”). Completion of the Transaction is subject to the expiration or termination of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions. The Transaction is expected to be completed by the end of May 2013.

The representations, warranties and covenants contained in the Purchase Agreement have been made only for the purposes of the Purchase Agreement as of a specific date and solely for the benefit of the parties to the Purchase Agreement and may have been qualified by certain confidential disclosures between the parties and are subject to a contractual standard of materiality different from those applicable to investors, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 7.01	Regulation FD Disclosure.

On April 15, 2013, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Stock Purchase Agreement, dated as of April 15, 2013, by and among Littelfuse, Inc. and Key Safety Systems, Inc.

99.1	Press Release of Littelfuse, Inc., dated April 15, 2013.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Littelfuse agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

All statements included or incorporated by reference in this Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the impact of the acquisition on Littelfuse’s earnings and future sales of Hamlin, the expected date of closing of the transaction, the strategic fit of Hamlin into Littelfuse’s business, and the potential benefits of the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference for Littelfuse in connection with the acquisition of Hamlin include, but are not limited to, unexpected variations in market growth and demand for sensor technology solutions and related technologies, the ability of the parties to successfully consummate the transactions contemplated by the stock purchase agreement and related transaction documents, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues and charges resulting from purchase accounting adjustments or fair value measurements.

Littelfuse’s Annual Report on Form 10-K filed on February 27, 2013 and other Securities and Exchange Commission filings discuss other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)

Dated: April 15, 2013	/s/ Philip G. Franklin
Philip G. Franklin Vice President, Operations Support, and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
2.1*	Stock Purchase Agreement, dated as of April 15, 2013, by and among Littelfuse, Inc. and Key Safety Systems, Inc.

99.1	Press Release of Littelfuse, Inc., dated April 15, 2013.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Littelfuse agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.